Exhibit 99.1

Consolidated Financial Statements and Report of
Independent Certified Public Accountants

Trimaran Advisors, L.L.C.

TRIMARAN ADVISORS, L.L.C.

Table of contents

Page

Report of Independent Certified Public Accountants	1

Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Consolidated Statements of Members’ Equity	5

Notes to Consolidated Financial Statements	6 - 19

Report of Independent Certified Public Accountants

To the Members of

Trimaran Advisors, L.L.C.

We have audited the accompanying consolidated balance sheets of Trimaran Advisors, L.L.C. and affiliates, Trimaran CLO IV, Ltd., Trimaran CLO V, Ltd., Trimaran CLO VI, Ltd., Trimaran CLO VII, Ltd. (collectively, the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in member’s equity and cash flows for the three years ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trimaran Advisors, L.L.C. and affiliates as of December 31, 2011 and 2010, and the results of their operations, changes in member’s equity and their cash flows for the three years ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York

May 14, 2012

TRIMARAN ADVISORS, L.L.C.

Consolidated Balance Sheets

December 31, 2011 and 2010

	December 31,
	2011	2010

ASSETS

Investments of CLO Funds at fair value	$1,349,008,739	$1,369,322,251
Cash	7,906,591	6,190,629
Restricted cash of CLO Funds	48,858,526	34,122,491
Accrued interest receivable	3,344,306	3,519,128
Receivable for open trades	-	18,229,161
Property and equipment, net	256,587	321,820
Other assets	1,058,049	656,400

Total assets	$1,410,432,798	$1,432,361,880

LIABILITIES
CLO Fund liabilities at fair value	$1,260,095,487	$1,264,019,037
Accrued interest expense	1,114,238	895,884
Payable for open trades	24,116,579	21,279,162
Term loan payable at fair value	1,893,850	2,256,975
Accounts payable and accrued expenses	3,018,427	3,631,429
Unfunded commitment	910,000	-

Total liabilities	1,291,148,581	1,292,082,487

MEMBERS’ EQUITY
Beginning Trimaran Advisors, L.L.C. equity	450,129	8,883,114
Net income (loss)	5,695,316	(4,632,985)
Distributions to members	(3,000,000)	(3,800,000)

Ending Trimaran Advisors, L.L.C. equity	3,145,445	450,129
Appropriated retained earnings of consolidated variable interest entities	116,138,772	139,829,264

Total members’ equity	119,284,217	140,279,393

Total liabilities and members’ equity	$1,410,432,798	$1,432,361,880

The accompanying notes are an integral part of these statements.

TRIMARAN ADVISORS, L.L.C.

Consolidated Statements of Operations

Years ended December 31, 2011, 2010 and 2009

	2011	2010	2009

INCOME
Interest income - investments of CLO Funds	$55,878,933	$50,382,485	$-
Interest income - cash and time deposits	8,599	13,464	3,648,304
Management fees	-	-	7,205,344

Total income	55,887,532	50,395,949	10,853,648

EXPENSES
Interest expense of CLO Fund liabilities	36,424,253	33,009,949	-
Compensation	4,706,111	5,534,512	7,957,812
Trustee fees	399,599	466,191	-
Professional fees	638,005	284,567	360,583
Depreciation and amortization expense	68,893	71,258	87,906
Other admin fees	727,352	631,339	-
Rent and rent related expenses	466,011	450,212	334,491
Research	312,996	308,063	253,363
Interest expense of term loan	66,777	85,059	112,815
General and administrative expenses	239,416	279,573	238,917

Total expenses	44,049,413	41,120,723	9,345,887

Net realized and unrealized gain (loss)	(29,789,751)	(34,576,019)	3,904,621

Net income (loss) before tax	(17,951,632)	(25,300,793)	5,412,382
Income tax expense	43,544	3,561	37,621

Net income (loss)	(17,995,176)	(25,304,354)	5,374,761

Net (loss) attributable to non-controlling interests in
consolidated variable interest entities	(23,690,492)	(20,671,369)	-

Net income (loss) attributable to Trimaran Advisors, L.L.C.	$5,695,316	$(4,632,985)	$5,374,761

The accompanying notes are an integral part of these statements.

TRIMARAN ADVISORS, L.L.C.

Consolidated Statements of Cash Flows

Years ended December 31, 2011, 2010 and 2009

	2011		2010		2009
		Trimaran		Trimaran
	Trimaran	CLO	Trimaran	CLO	Trimaran
	Advisors, L.L.C.	Restricted Cash	Advisors, L.L.C.	Restricted Cash	Advisors, L.L.C.
OPERATING ACTIVITIES
Net income (loss) attributable to Trimaran Advisors, L.L.C.	$5,695,316	$-	$(4,632,985)	$-	$5,374,761
Net (loss) attributable to Variable Interest Entities	-	(23,690,492)	-	(20,671,369)	-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	68,893		71,258		87,906
Net realized and unrealized (gain) loss	182,953	29,606,798	378,712	34,197,307	(3,904,621)
Changes in operating assets and liabilities:
Decrease (increase) in accrued interest receivable	-	174,822	-	(1,188,365)	-
Decrease (increase) in receivable for open trades	-	18,229,161	-	(11,111,189)	-
Decrease (increase) in other assets	(401,649)	-	(508,096)	-	(78,781)
Decrease in accrued management fees receivable	-	-	-	-	46,351
Increase in accrued interest expense	-	218,354	-	30,829	-
Increase (decrease) in payable for open trades	-	2,837,417	-	(1,012,008)	-
Increase (decrease) in accounts payable and accrued expenses	(619,604)	6,602	2,921,043	43,967	(501,175)

Net cash provided by (used in) operating activities	4,925,909	27,382,662	(1,770,068)	289,172	1,024,441

INVESTING ACTIVITIES
Change in investments
Purchase of investments	-	(693,224,359)	-	(891,861,130)	-
Sale of investments	-	684,635,683	-	894,972,554	-
Unfunded commitments	-	910,000	-	-	-
Proceeds from CLO Investments	12,751,215	-	11,288,465	-	-
Net income from CLOs related to Trimaran Advisors, L.L.C.	(12,411,423)	-	(2,749,068)	-	-
Cash paid for purchases of property and equipment	(3,661)	-	(15,537)	-	(13,770)
Return of capital from CLO investments	-	-	-	-	548,529
Payments under capital lease	-	-	-	-	(11,729)

Net cash used in investing activities	336,131	(7,678,676)	8,523,860	3,111,424	523,030

CASH FLOW FROM FINANCING ACTIVITIES
Member’s contributions	-	-	-	-	10,973
Member’s distributions	(3,000,000)	-	(3,800,000)	-	-
Trimaran Income from CLOs in excess of distributions	-	(339,792)	-	(8,539,397)	-
Repayments of debt	(546,078)	(4,628,159)	(400,100)	(2,787,017)	(1,217,730)

Net cash provided by (used in) financing activities	(3,546,078)	(4,967,951)	(4,200,100)	(11,326,414)	(1,206,757)

Change in cash	1,715,962	14,736,035	2,553,692	(7,925,818)	340,714

Cash, beginning of year	6,190,629	34,122,491	3,636,937	42,048,309	3,296,223

Cash, end of year	$7,906,591	$48,858,526	$6,190,629	$34,122,491	$3,636,937

Supplemental disclosures
Cash payments for interest on Term Loans	$67,805	$-	$86,143	$-	$137,629
Cash payments for interest on CLO Fund liabilities	$-	$36,205,900	$-	$32,979,119	$-

The accompanying notes are an integral part of these statements.

TRIMARAN ADVISORS, L.L.C.

Consolidated Statements of Members’ Equity

Years ended December 31, 2011, 2010 and 2009

			Appropriated
	Trimaran	CLOs	Retained	Total
	Advisors, L.L.C.	Trimaran	Earnings of	Members’
	Stand Alone	Advisors, L.L.C.	VIEs	Equity

Adoption of guidance now encompassed in ASC Topic 810			$160,500,633	$160,500,633
January 1, 2010, as adjusted	$1,325,871	$7,557,243	160,500,633	169,383,747

Net income (loss)	(7,382,053)	2,749,068	-	(4,632,985)
Management fee/income notes distribution	11,288,465	(11,288,465)	-	-
Distributions to members	(3,800,000)	-		(3,800,000)
Net loss classified as appropriated retained earnings	-	-	(20,671,369)	(20,671,369)

Total at December 31, 2010	1,432,283	(982,154)	139,829,264	140,279,393

Net income	(6,716,107)	12,411,423	-	5,695,316
Management fee/income notes distribution	12,751,215	(12,751,215)	-	-
Distributions to members	(3,000,000)	-	-	(3,000,000)
Net loss classified as appropriated retained earnings	-	-	(23,690,492)	(23,690,492)

Total at December 31, 2011	$4,467,391	$(1,321,946)	$116,138,772	$119,284,217

The accompanying notes are an integral part of these statements.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

1.	ORGANIZATION

Trimaran Advisors, L.L.C. (“Trimaran” or the “Company”), a Delaware limited liability company, was formed and commenced operations on June 29, 1998 as Caravelle Advisors, L.L.C. Caravelle Advisors, L.L.C. changed its name to Trimaran Advisors, L.L.C. on March 29, 2001.

Trimaran provides investment management services to a number of collateralized loan obligation (“CLO Funds”) entities. These entities are investment vehicles created for the sole purpose of issuing collateralized loan instruments that offer investors the opportunity for returns that vary with the risk level of their investment. The notes issued by CLO Funds are backed by diversified portfolios consisting primarily of broadly syndicated loans, high-yield bonds or other credit instruments. For managing the collateral for the CLO entities, the Company earns investment management fees, including certain management fees that are subordinated to other fund expenses, as well as contingent incentive fees.

The CLO Funds managed by Trimaran consist exclusively of credit instruments and other securities issued by corporations and do not include any asset-backed securities secured by commercial mortgages, residential mortgages or other consumer borrowings. As of December 31, 2011, Trimaran had approximately $1.4 billion par value of assets under management in four CLOs.

The Company has invested in certain of these entities, generally taking a relatively small ownership interest in the unrated, junior subordinated tranche of the CLO. At December 31, 2011, Trimaran held a combined $18 million face value of the unrated, subordinated tranches of these CLOs, which represents the maximum risk of loss to the Company. Trimaran’s investments in these CLOs are subordinated to other interests in the entities and entitle the Company to receive its ratable interest in the residual cash flows, if any, from the entities. Investors in CLOs have no recourse against the Company for any losses sustained in the CLO structure. The Company’s positions in the unrated, subordinated tranches of these CLOs are eliminated upon the adoption of Accounting Standards Codification (ASC) Topic 810 as described further below in Note 4 - CLO Funds.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Consolidation

In the opinion of management, the consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are necessary for the fair presentation of the financial condition and results of operations for the periods presented. All significant intercompany transactions, balances, revenues and expenses are eliminated upon consolidation.

Trimaran follows the provisions of Accounting Standards Codification (ASC) Topic 810, “Consolidation,” when accounting for variable interest entities (“VIEs”) as further detailed below. Pursuant to ASC 810-10, VIEs, or entities in which the risks and rewards of ownership are not directly linked to voting interests, for which Trimaran is the primary beneficiary are consolidated.

For CLO Funds, if Trimaran is deemed to have the power to direct the activities of the CLO that most significantly impact the CLO’s economic performance, and the obligation to absorb losses/right to receive benefits (management fees and potential incentive fees) from the CLO that could potentially be significant to the CLO, then Trimaran is deemed to be the CLO’s primary beneficiary and is required to consolidate the CLO.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

All of the investments held and notes issued by CLO Funds that are considered to be VIEs are presented at fair value in Trimaran’s Consolidated Balance Sheets as of December 31, 2011 and December 31, 2010, respectively and interest income and expense of consolidated CLO Funds are presented in Trimaran’s Consolidated Statements of Operations for the years ended December 31, 2011 and December 31, 2010, respectively. Trimaran reviews factors, including the rights of the equity holders and obligations of equity holders to absorb losses, or receive expected residual returns, to determine if the investment product is a VIE. Trimaran is required to consolidate a VIE when it is deemed to be the primary beneficiary, which is evaluated continuously as facts and circumstances change.

At the date of adoption of ASC Topic 810, the portion of the surplus of consolidated CLO assets over consolidated CLO liabilities attributable to third-party ownership interests in the CLOs is reflected in the Company’s Consolidated Balance Sheets as retained earnings appropriated for investors in consolidated CLO Funds. Current period gains/(losses) attributable to third-party investors in consolidated CLO Funds are included in (gains)/losses attributable to non-controlling interests in consolidated entities in the Consolidated Statements of Operations and in the retained earnings appropriated for investors in CLO Funds in the Consolidated Balance Sheets, as they are considered non-controlling interests of the Company. Please refer to Note 4 - CLO Funds below for additional details.

Upon consolidation of the CLO Funds, the assets and liabilities of the consolidated CLOs were measured at fair value, as the determination of carrying amounts was not practicable. Trimaran has elected the fair value option under ASC Topic 825-10-25 to measure the assets and liabilities of all consolidated CLOs at fair value subsequent to the date of initial adoption of this additional guidance to mitigate accounting mismatches between the carrying value of the assets and liabilities and to achieve operational simplifications.

The cumulative effect adjustment upon adoption at January 1, 2010 resulted in an appropriation of retained earnings of $160.5 million.

As discussed further in Note 1, the Company holds a relatively small ownership interest in the unrated, junior subordinated tranches of the CLO Funds managed by it. The Company’s investments in CLOs are generally subordinated to other interests in the entities and entitle the investors to receive the residual cash flows, if any, from the entities. Investors in CLOs have no recourse against the Company for any losses sustained in the CLO structure. The Company’s ownership interests were quantitatively assessed based on the provisions of FIN 46 R to determine if the company is the primary beneficiary of these entities for Trimaran’s Consolidated Statements of Operations for the year ended December 31, 2009. Trimaran determined that it did not absorb the majority of the expected gains or losses from the CLOs and therefore is not their primary beneficiary.

Use of Estimates

The preparation of the financial statements requires management to make significant estimates and assumptions that affect reported revenues, expenses, assets and liabilities and disclosure of contingent liabilities, including the fair value of CLO fund investments and CLO fund liabilities that do not have a readily available market value. Actual results could differ from those estimates, and the differences could be material.

Cash

Cash consists of cash and money market investments which are primarily held at one major financial institution in the United States of America.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

Restricted Cash of CLO Funds

Restricted Cash consists of cash held for reinvestment, quarterly interest and principal distributions (if any) to holders of CLO Fund liabilities and payment of CLO Fund expenses. Cash and cash equivalents of CLO Funds are not available for general use by the Company.

Investments of CLO Funds

Investment transactions are recorded on the applicable trade date. Realized gains or losses are determined using the specific identification method. Investments held by the CLO Funds are stated at fair value. ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), requires among other things, disclosures about assets and liabilities that are measured and reported at fair value.

Hierarchy of Fair Value Inputs

The provisions of ASC 820-10 establish a hierarchy that prioritizes inputs to valuation techniques used to measure fair value and require companies to disclose the fair value of their financial instruments according to the fair value hierarchy (i.e., Level 1, 2 and 3 inputs, as defined). The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Additionally, companies are required to provide additional disclosure regarding instruments in the Level 3 category (which have inputs to the valuation techniques that are unobservable and require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities.

Assets and liabilities measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 -	Inputs: Quoted prices (unadjusted) in active markets for identical assets or liabilities at the reporting date.

•	Level 1 assets may include listed mutual funds (including those accounted for under the equity method of accounting as these mutual funds are investment companies, that have publicly available NAVs which in accordance with GAAP are calculated under fair value measures and are equal to the earnings of such funds), ETFs, equities and certain derivatives.

Level 2 -	Inputs: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; quotes from pricing services or brokers, for which Trimaran can determine that orderly transactions took place at the quoted price or that the inputs used to arrive at the price were observable; and inputs other than quoted prices that are observable, such as models or other valuation methodologies.

•	Level 2 assets in this category may include debt securities, bank loans, short-term floating rate notes and asset-backed securities, restricted public securities valued at a discount, as well as over the counter derivatives, including interest and inflation rate swaps and foreign currency exchange contracts that have inputs to the valuations that generally can be corroborated by observable market data.

Level 3 -	Inputs: Unobservable inputs for the valuation of the asset or liability, which may include non-binding broker quotes. Level 3 assets include investments for which there is little, if any, market activity. These inputs require significant management judgment or estimation.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

•	Level 3 assets in this category may include general and limited partnership interests in private equity funds, funds of private equity funds, real estate funds, hedge funds, and funds of hedge funds, direct private equity investments held within consolidated funds, bank loans and bonds issued by CLO funds.

•	Level 3 liabilities included in this category include borrowings of consolidated collateralized loan obligations and debt of Trimaran valued based upon non-binding broker quotes or discounted cash flow model based on a discount margin calculation.

Significance of Inputs

Trimaran’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

Valuation of Investments of CLO Funds

Trimaran follows the provisions of ASC 820 Fair Value Measurements and Disclosures (“Fair Value Measurements and Disclosures”). This standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about assets and liabilities measured at fair value. Fair Value Measurements and Disclosures defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Subsequent to the adoption of Fair Value Measurements and Disclosures, the FASB has issued various staff positions clarifying the initial standard as noted below.

In January 2010, the FASB issued guidance that clarifies and requires new disclosures about fair value measurements. The clarifications and requirement to disclose the amounts and reasons for significant transfers between Level 1 and Level 2, as well as significant transfers in and out of Level 3 of the fair value hierarchy, were adopted by Trimaran in the first quarter of 2010. The new guidance also requires that purchases, sales, issuances and settlements be presented gross in the Level 3 reconciliation and that requirement is effective for fiscal years beginning after December 15, 2010 and for interim periods within those years, which was adopted by Trimaran in the first quarter of 2011.

ASC 820-10 requires the disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques and related inputs, if any, during the period.

Trimaran’s valuation methodology and procedures for investments held by the CLO Funds are generally as follows:

1.	Each portfolio company or investment is cross-referenced to an independent pricing service to determine if a current market quote is available. The nature and quality of such quote is reviewed to determine reliability and relevance of the quote. Factors considered in this determination include whether the quote is from a transaction or is a broker quote, the date and aging of such quote, whether the transaction is arms-length, whether it is of a liquidation or distressed nature and certain other factors judged to be relevant by management within the framework of ASC 820-10.

2.	If an investment does not have a market quotation on either a broad market exchange or from an independent pricing service, the investment is initially valued by Trimaran’s investment professionals responsible for the portfolio investment in conjunction with the portfolio management team.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

3.	Preliminary valuation conclusions are discussed and documented by management.

4.	Management discusses the valuations and determines in good faith that the fair values of each investment in the portfolio is reasonable based upon any applicable independent pricing service, input of management and estimates from independent valuation firms (if any).

Most of the CLO Funds’ investment portfolio is composed of broadly syndicated debt securities for which an independent pricing service quote is available. To the extent that the investments are exchange traded and are priced or have sufficient price indications from normal course trading at or around the valuation date (financial reporting date), such pricing will determine fair value. Pricing service marks from third party pricing services are generally used as an indication of fair value, depending on the volume and reliability of the marks, sufficient and reasonable correlation of bid and ask quotes, and, most importantly, the level of actual trading activity.

Property, Equipment and Depreciation

Property and equipment includes owned property, leasehold improvements, computer hardware/software and other equipment and is stated at cost less accumulated depreciation or amortization. Expenditures for major additions and improvements are capitalized; minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation/amortization is calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life up to five years and over the shorter of the life or the term of the lease for leashold improvments.

Interest Income

Interest income is recorded on the accrual basis on interest-bearing assets. The CLO Funds generally place a loan or security on non-accrual status and cease recognizing cash interest income on such loan or security when a loan or security becomes 90 days or more past due or if Trimaran otherwise does not expect the debtor to be able to service its debt obligations.

Investment Management Fees

As a manager of CLO Funds, Trimaran receives contractual and recurring management fees and may receive a one-time structuring fee from the CLO Funds for its management and advisory services. The annual fees which Trimaran receives are generally based on a fixed percentage of assets under management (at par value and not subject to changes in market value). The annual management fees Trimaran receives from its CLOs have two components - a senior management fee and a subordinated management fee. At December 31, 2011, Trimaran continued to receive all senior and subordinated management fees payable by the CLO Funds managed by it. The investment management fees are eliminated upon the adoption of Accounting Standards Codification (ASC) Topic 810.

Incentive Fees

As a manager of CLO Funds, Trimaran may receive an incentive fee upon exceeding specified relative and/or absolute investment return thresholds. Such fees are recorded upon completion of the measurement period which varies by CLO Fund. If incentive fees are paid upon reaching such investment return thresholds, they are not subject to claw-back provisions. Incentive fees are eliminated upon the adoption of Accounting Standards Codification (ASC) Topic 810. For all periods presented, Trimaran has not earned any incentive management fees.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

Trustee Fees

Each CLO Fund has a third party trustee that is the custodian for all investments of the CLO Funds and receives and disburses all cash in accordance to the trustee and custodial agreements. Trustee fees are accrued and paid quarterly by the CLO Funds.

Income Taxes

Trimaran is not subject to federal, state or local income taxes. Such taxes are the responsibility of the individual members. However, certain aspects of the Company’s business are subject to New York City unincorporated business tax.

Trimaran conducts its business activities on a global basis and derives its income from these activities. Trimaran believes that the conduct of these activities does not subject it to tax from other jurisdictions outside the United States and, accordingly, no provision for foreign taxes has been recorded in the accompanying consolidated financial statements.

3.	ADOPTION OF NEW ACCOUNTING PROUNCEMENTS

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a pronouncement establishing the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP. The ASC recognized existing U.S. accounting and reporting standards issued by the FASB and other related private sector standard setters into a single source of authoritative accounting principles arranged by topic. The standard explicitly recognizes rules and interpretive releases of the Commission under federal securities laws as authoritative GAAP for SEC registrants. The ASC supersedes all existing U.S. accounting standards; all other accounting literature not included in the ASC (other than SEC guidance for publicly-traded companies) is considered non-authoritative. The ASC was effective on a prospective basis for interim and annual reporting periods ending after September 15, 2009. The adoption of ASC changed the Company’s references to U.S. GAAP accounting standards but did not impact its results of operations, financial position or liquidity.

New Consolidation Guidance for Variable Interest Entities

In June 2009, the FASB issued ASU 2009-17, which amended the consolidation guidance for VIEs. The amendments include: (1) the elimination of the exemption from consolidation for qualifying special purpose entities, (2) a new approach for determining the primary beneficiary of a VIE, which requires that the primary beneficiary have both (i) the power to control the most significant activities of the VIE and (ii) either the obligation to absorb losses or the right to receive benefits that potentially could be significant to the VIE, and (3) the requirement to continually reassess the primary beneficiary of a VIE.

In February 2010, the FASB issued ASU 2010-10. This ASU defers the application of SFAS No. 167 for a reporting enterprise’s interest in an entity if all of the following conditions are met:

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

1.	the entity either has all of the attributes of an investment company, as specified in ASC 946-10, Financial Services-Investment Companies (“ASC 946-10”) or it is industry practice to apply measurement principles for financial reporting that are consistent with those in ASC 946-10;

2.	the entity is not a securitization entity, an asset-backed financing entity, or an entity formerly considered a qualifying special-purpose entity, and

3.	the reporting enterprise does not have an explicit or implicit obligation to fund losses of the entity that could potentially be significant to the entity.

In addition, the deferral applies to a reporting entity’s interest in an entity that is required to comply or operate in accordance with the requirements of Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.

The amendments in ASU 2010-10 clarify that for entities that do not qualify for the deferral, related parties should be considered when evaluating each of the criteria for determining whether a decision maker or service provider fee represents a variable interest.

An entity that qualifies for the deferral will continue to be assessed for consolidation under the overall guidance on variable interest entities in ASC 810, (before its amendment by SFAS No. 167) or other applicable consolidation guidance, including guidance for the consolidation of partnerships in ASC 810. The amendment does not defer the disclosure requirements of ASU 2009-17.

Improved Disclosures Regarding Fair Value Measurements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Fair Value Measurements and Improving Disclosures About Fair Value Measurements (Topic 820), which provides for improving disclosures about fair value measurements, primarily significant transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for the interim and annual reporting periods beginning after December 15, 2009, while the disclosures about the purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010 and for the interim periods within those fiscal years. Except for certain detailed Level 3 disclosures, which are effective for fiscal years beginning after December 15, 2010 and interim periods within those years, the new guidance became effective for Trimaran in the first quarter of 2010. The adoption of this disclosure-only guidance is included in the Investments section above and did not have a material impact on Trimaran’s financial results.

In May 2011, the FASB issued Accounting Standards Update 2011-04, “Fair Value Measurements: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements” (ASU 2011-04). ASU 2011-04 amends Topic 820 to clarify existing fair value measurement disclosures to (1) specifically provide quantitative information about the significant unobservable inputs used for all Level 3 measurements and (2) disclose any transfers between Levels 1 and 2 of the fair value hierarchy, not just significant transfers. ASU 2011-04 also requires a number of additional disclosures regarding fair value measurements. Specifically, ASU 2011-04 requires entities to disclose: (1) a qualitative discussion about the sensitivity of recurring Level 3 measurements to changes in the unobservable inputs disclosed, including the interrelationship between inputs; (2) a description of the Company’s valuation processes surrounding Level 3 measurements; (3) information about when the current use of a non-financial asset measured at fair value differs from its highest and best use; and (4) the hierarchy classification for items whose fair value is not recorded on the balance sheet but is disclosed in the notes. ASU 2011-04 amends Topic 820 to change the fair value measurement of financial instruments and the application of premiums and discounts in a fair value measurement. ASU 2011-04 also clarifies existing fair value measurement regarding the concepts of valuation premise, the application of the highest and best use, and the fair value measurement of an instrument classified in an entity’s shareholders’ equity. The adoption of ASU 2011-04 is not expected to have an effect on the Company’s current fair value measurements but is expected to have a significant impact on the Company’s disclosures related to the assets and liabilities that are classified as Level 3 assets within the fair value hierarchy. The amendments to Topic 820 made by ASU 2011-04 are effective for interim and annual periods beginning on or after December 15, 2011.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

Amended Guidance for Accounting for Uncertainty in Income Taxes

In September 2009, the FASB issued amended accounting principles to ASC 740 as Accounting Standards Update (“ASU”) No. 2009-096, “Implementation Guidance on accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities.” These amended principles provide guidance in implementation of accounting for uncertainty in income taxes. These amended principles are effective for financial statements issued for periods ending after September 15, 2009. Management has reviewed the tax positions for the open tax years 2009 through 2011 and had determined that the adoption of these amended principles had no impact on the Company’s financial statements or require additional disclosure.

4.	CLO FUNDS

A CLO Fund, or entity, generally refers to a special purpose vehicle that owns a portfolio of investments and issues various tranches of debt and subordinated note securities to finance the purchase of those investments. Investments purchased by CLO Funds are governed by extensive investment guidelines, which may include limits on exposure to any single industry or issuer and limits on the ratings of the CLO Fund’s assets. The CLO Funds managed by Trimaran have a defined investment period during which they are allowed to make investments or reinvest capital as it becomes available.

Trimaran manages four CLO Funds primarily for third party investors that invest in broadly syndicated loans, high yield bonds and other credit instruments issued by corporations. These CLO Funds do not invest in asset-backed securities secured by commercial mortgages, residential mortgages or other consumer borrowings. At December 31, 2011 and 2010, Trimaran had approximately $1.4 billion par value of assets under management in four CLO Funds.

CLO Funds typically issue multiple tranches of debt and subordinated note securities with varying ratings and levels of subordination to finance the purchase their underlying investments. Interest and principal payments (net of designated CLO Fund expenses) from the CLOs are paid to each issued security in accordance with an agreed upon priority of payments, commonly referred to as the “waterfall.” The most senior notes, generally rated AAA/Aaa, commonly represent the majority of the total liabilities of the CLO Fund. AAA/Aaa notes are issued at a specified spread over LIBOR and normally have the first claim on the earnings on the CLO Fund’s investments after payment of certain fees and expenses. Lower subordinated “mezzanine” tranches of rated notes generally have initial ratings ranging from AA/Aa to BB/Ba and are usually issued at a specified spread over LIBOR with higher spreads paid on the tranches with lower ratings. Each tranche is typically only entitled to a share of the earnings on the CLO Fund’s investments if the required interest and principal payments have been made on the more senior tranches in the waterfall. The most junior tranche (sometimes referred to as the “equity” tranche) can take the form of unrated subordinated notes, income notes or preferred shares. The subordinated notes, income notes or preferred shares generally do not have a stated coupon but are entitled to residual cash flows from the CLO’s investments after all of the other tranches of notes and certain other fees and expenses are paid.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

The CLOs are primarily financed via capital contributed by equity and debt holders. Trimaran’s risk with respect to each investment in the CLO Funds managed by it is limited to its investment in the equity tranche of each CLO Fund, as well as any uncollected management fees. The collateral assets of consolidated CLO Funds are held solely to satisfy the obligations of the CLOs, and the investors in the consolidated CLO Funds have no recourse to the general credit of Trimaran for the notes issued by the CLOs.

Upon adoption of guidance encompassed in ASC Topic 810, Trimaran determined that it was the primary beneficiary of these CLO Funds, as it has the power to direct the activities of the CLO Funds that most significantly impact the CLO Funds’ economic performance, and the obligation to absorb losses/right to receive benefits (in the form of senior and subordinate management fees as well as the potential to earn an incentive fee) from the CLO Funds that could potentially be significant to the CLO Funds. The primary beneficiary assessment includes an analysis of the rights of Trimaran in its capacity as investment manager. In certain CLOs, Trimaran’s role as collateral manager provides that the Company contractually has the power, as defined in ASC Topic 810, to direct the activities of the CLO Funds that most significantly impact the CLO Funds’ economic performance, such as managing the portfolio collateral and its credit risk. Additionally, the primary beneficiary assessment includes an analysis of Trimaran’s rights to receive benefits and obligations to absorb losses associated with its management/incentive fees as well as its investment in the equity tranches of the CLOs.

Fair Value of Consolidated CLO Funds

The investments held by consolidated CLO Funds are primarily invested in senior secured bank loans (typically syndicated by banks), bonds and equity securities. Bank loan investments, which comprise the majority of consolidated CLO Fund portfolio collateral, are senior secured corporate loans from a variety of industries, including but not limited to the aerospace and defense, broadcasting, technology, utilities, household products, healthcare, oil and gas, and finance industries. Bank loan investments mature at various dates between 2012 and 2019, pay interest at Libor plus a spread of up to 7.75%, and typically range in credit rating categories from BBB down to unrated. At December 31, 2011, the unpaid par principal balance exceeded the fair value of the senior secured bank loans and bonds by approximately $60.8 million. At December 31, 2010, the unpaid par principal balance exceeded the fair value of the senior secured bank loans and bonds by approximately $33.0 million. Approximately 0.34% and 0.54% of the collateral assets at fair value were in default and placed on non-accrual status as of December 31, 2011 and December 31, 2010, respectively. At December 31, 2011 and 2010, all the CLO Fund investments are valued based on price quotations provided by an independent third-party pricing service which are indicative of traded prices and/or dealer price quotations.

CLO Fund liabilities issued by consolidated CLO Funds have a legal maturity at various dates between 2017 and 2021 and have a weighted average maturity of 7.3 years. The CLO Fund liabilities are issued in various tranches with different risk profiles and ratings. The interest rates are generally variable rates based on Libor plus a pre-defined spread, which varies from 0.25% for the more senior tranches to 5.15% for the more subordinated tranches. At December 31, 2011 and 2010, the outstanding balance on the CLO Fund liabilities issued by consolidated CLO Funds exceeds their fair value by approximately $174.2 million and $178.1 million, respectively. The investors in the CLO Funds’ liabilities have no recourse to the general credit of Trimaran. At December 31, 2011 and 2010, CLO Fund liabilities are recorded at fair value using current information, notably price quotations provided by independent brokers which have less observable inputs and as such are classified as Level 3 within the fair value heirarchy.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

The CLO Funds that are consolidated herein have issued rated and unrated notes to finance their investments. Debt is presented at fair value with the difference between amortized book value and fair value recorded as unrealized gain/loss.

The following table presents the fair value hierarchy levels of the CLO investments held and CLO Fund liabilities issued by the CLOs, which are measured at fair value as of December 31, 2011 and December 31, 2010:

		December 31, 2011
		Quoted Prices	Significant	Significant
		in Active Markets	Other Observable	Unobservable
	Fair	for Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
	($ in millions)

Assets
Investments of CLO funds	$1,349.0	$-	$1,349.0	$-
Liabilities
CLO fund liabilities	1,260.1	-	-	1,260.1

		December 31, 2011
		Quoted Prices	Significant	Significant
		in Active Markets	Other Observable	Unobservable
	Fair	for Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
	($ in millions)

Assets
Investments of CLO funds	$1,349.0	$-	$1,349.0	$-
Liabilities
CLO fund liabilities	1,260.1	-	-	1,260.1

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

The following table shows a reconciliation of the beginning and ending fair value measurements for Level 3 liabilities related to the CLO Funds using significant unobservable inputs:

	For the Year Ended
	December 31,
	2011	2010
	($ in millions)

Beginning balance	$1,264.0	$1,161.2

Repayment of debt	4.6	2.8

Unrealized appreciation/(depreciation)	0.7	105.6

Ending balance	1,260.1	1,264.0

Changes in unrealized appreciation/(depreciation) included in net realized and unrealized loss related to liabilities still held at the reporting date	0.7	105.6

Trimaran’s policy for transfers between levels is to recognize such transfer at the beginning of the reporting period in which they occur. There were no transfers in or out of Level 3, Level 2 and Level 1 for the periods presented.

For the years ended December 31, 2011 and December 31, 2010, the consolidated debt of the CLOs incurred interest expense of $36.4 million and $33.0 million, respectively, with such amounts included in the accompanying Consolidated Statements of Operations as Interest Expense of CLO Fund liabilities.

5.	TERM LOANS

On August 2, 2007, Trimaran entered into a Loan Agreement, as amended on March 16, 2009 (the “Loan Agreement”), with Natixis Financial Products, Inc. (“Lender”) to borrow up to $10 million in Term Loans. Under the Loan Agreement, the period allowing drawdowns expired in December 2007. Borrowings under the Loan Agreement have a maturity date of August 2, 2012.

Borrowings under the Loan Agreement bear interest at a rate equal to LIBOR plus 3.00% per annum or the Prime Rate plus 1.75% per annum depending upon the nature of the loan. For all periods presented, interest was based on LIBOR plus 3.00% and interest rates for borrowing under the Term Loans ranged from 3.25% to 5.21%.

Trimaran has elected the fair value option in accordance with FASB ASC Topic 825 (“ASC 825”), Financial Instruments, for the Term Loans which are recorded at fair value in accordance with ASC 810. Trimaran believes that accounting for the Term Loans at fair value most closely reflects Trimaran’s obligations.

Trimaran’s valuation methodology utilizes a discounted cash flow analysis based on: (i) cash flow projections for the loan (which take into account the relevant amortization schedule in effect at each valuation measurement date) and (ii) market (discount) rates that Trimaran believes were commensurate for the nature, type and risk of the position at each respective valuation measurement date. The unpaid principal balance on the Term Loans is $1.9 million and $2.5 million as of December 31, 2011 and December 31, 2010, respectively.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

The following table presents the fair value hierarchy levels of the Term Loans which are measured at fair value as of December 31, 2011 and December 31, 2010:

		Natixis Loan (Term Loans)
		Quoted Prices	Significant	Significant
		in Active Markets	Other Observable	Unobservable
	Fair	for Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
	($ in millions)

Term loans outstanding as of:
December 31, 2011	$1.9	$-	$-	$1.9
December 31, 2010	2.3	-	-	2.3

The following table shows a reconciliation of the beginning and ending fair value measurements for Level 3 liabilities related to the Term Loans using significant unobservable inputs:

	For the Year Ended
	December 31,
	2011	2010
	($ in millions)

Beginning Balance	$2.3	$2.3

Repayment of debt	0.5	0.4

Unrealized appreciation/(depreciation)	0.2	0.4

Ending balance	1.9	2.3

Changes in unrealized appreciation/(depreciation) included in net realized and unrealized loss related to liabilities still held at the reporting date	0.2	0.4

Trimaran’s policy for transfers between levels is to recognize such transfer at the beginning of the reporting period in which they occur. There were no transfers in or out of Level 3, Level 2 and Level 1 for the periods presented.

Interest on the Company’s Term loans is accrued and generally paid quarterly. The CLO Funds managed by Trimaran that are consolidated herein, have issued rated and unrated bonds to finance their operations. Interest on CLO Fund liabilities other than the unrated, junior subordinated tranches is calculated by the trustee. The interest expense for the unrated, junior subordinated tranches is based on effective yield. Interest is accrued and generally paid quarterly.

During the years ended December 31, 2011, December 31, 2010 and December 31, 2009, the Company incurred interest expense on the Term Loans of $0.07 million, $0.09 million and $0.11 million, respectively, with such amounts included in the accompanying Consolidated Statements of Operations as part of Interest Expense of Term Loan.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

6.	INCOME TAXES

Trimaran is a Delaware limited liability company and intends to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the income of a partnership is taxable to its owners on a flow-through basis. However, certain aspects of the Company’s business are subject to New York City unincorporated business tax. For the years ended December 31, 2011, 2010 and 2009, the Company was subject to unincorporated business tax of $43,544, $3,561, and $37,621, respectively, included on the accompanying consolidated statement of operations.

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. The Company also applies the accounting principles related to the accounting for uncertainty in income taxes. These principles provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has no liabilities for unrecognized tax benefits for the years ended December 31, 2011 and 2010.

In accordance with federal and state income tax regulations, income taxes related to the Company’s income are not levied on the Company and are the responsibility of the Company’s members.

7.	property and equipment

As of December 31, 2011 and 2010, property and equipment consist of the following:

	For the Year Ended
	December 31,
	2011	2010

Leasehold improvements	$452,931	$452,931
Software	71,201	71,201
Computer	94,654	90,994
Furniture and fixtures	74,824	74,824
Telephone	37,572	37,572
	731,182	727,522
Less: Accumulated depreciation and amortization	(474,595)	(405,702)
	$256,587	$321,820

Depreciation and amortization expense of $68,893, $71,258 and $87,906 is included on the accompanying consolidated statement of operations for the years ended December 31, 2011, 2010 and 2009, respectively.

8.	401(K) Plan

The Company maintains a 401(k) profit sharing plan. Employees who are 21 years of age are eligible to participate after 6 months of service. Each year, employees can make salary contributions up to the lesser of 90% of eligible compensation or the annual Internal Revenue Service limitations. The Company matched 50% of the employee contributions up to a maximum of 6% of the employees’ eligible compensation contributed to the plan for the year ended December 31, 2009 and the period January 1, 2010 through May 31, 2010. The Company ceased employer contributions beginning June 1, 2010. Employer contributions to the 401(k) plan were $18,461 and $81,056 for the years ended December 31, 2010 and 2009, respectively.

TRIMARAN ADVISORS, L.L.C.

Notes to Consolidated Financial Statements

9.	COMMITMENTS AND CONTINGENCIES

CLO Funds

The CLO funds have purchase commitments (net of sale commitments) to fund approximately $24.1 million and $3.1 million of investments as of December 31, 2011 and December 2010, respectively.

Leases

Commencing on January 16, 2007, Trimaran jointly with Trimaran Fund Management, LLC, entered into a three-year non-cancelable lease agreement for office space which expired on January 30, 2010. On June 29, 2009, the Company entered into an agreement extending the term of the lease until January 31, 2011, on July 22, 2010, the Company extended the term of the lease until January 31, 2012 and on September 16, 2011, the Company extended the term of the lease until January 31, 2013. The agreement between the Company and Trimaran Fund Management, LLC relates to the monthly allocation of rent expense based on a percentage agreed upon between such parties.

The following table summarizes our future minimum lease payments as of December 31, 2011:

Contractual Obligations	2012	2013	Thereafter

Lease (rent) obligations	$555,411	$48,264	$-

Rent and Related Expenses approximated $0.5 million, $0.5 million and $0.3 million for the years ended December 31, 2011, 2010 and 2009, respectively.

10.	related party transactions

During 2011, 2010 and 2009, the Company allocated $468,236, $527,761 and $381,213, respectively, of overhead expense to an affiliate based upon common use of office space and other resources. The amount due from this affiliate at December 31, 2011 and 2010 was $982,112 and $522,209, respectively, which is included in other assets in the consolidated balance sheet. Also during 2011 and 2010 the Company was allocated $663,000 and $670,000, respectively, of personnel expenses from another affiliate based upon time spent on the Company’s business by employees of the affiliate. The associated expense is included in compensation in the consolidated statement of operations. At December 31, 2011 and 2010 there are no amounts due to this affiliate related to this expense allocation.

11.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, Trimaran has evaluated events since December 31, 2011 through May 14, 2012, which is the date these financial statements were available to be issued. The Company has determined that there are no material events that would require their disclosure in the financial statements other than the following:

On February 29, 2012, 100% of the equity interests of Trimaran Advisors, L.L.C., along with the Company’s ownership interests in the unrated, junior subordinated tranches of the CLO Funds managed by Trimaran, were acquired by Kohlberg Capital Corporation and its affiliates (“Kohlberg Capital“). The aggregate consideration for the equity interests in Trimaran consisted of $13.0 million in cash and 3,600,000 shares of common stock, par value $0.01 per share, at a fair value of $7.10 per share at the date of issuance, of Kohlberg Capital. The Company’s interests in the unrated, junior subordinated tranches of the four CLOs were acquired for $12.0 million in cash. The Company follows the acquisition method of accounting which requires that the assets purchased and the liabilities assumed all be reported at their fair value, with any excess of purchase consideration over the net assets being reported as goodwill. As part of the valuation, intangible assets were identified and a fair value was determined as required by the accounting guidance for business combinations. The Company recognized a $15.7 million intangible asset related to the CLO Fund asset management contracts for the CLOs managed by the Company, which is being amortized over an estimated economic life of 54 months.

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